               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    International Paper
 ........................................................................
     (Name of Registrant as Specified In Its Charter)


 ........................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

 .................................................................

     (2) Aggregate number of securities to which transaction applies:

 .................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 .................................................................

     (4) Proposed maximum aggregate value of transaction:

 .................................................................

     (5)  Total fee paid:

 .................................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

 .................................................................

     (2) Form, Schedule or Registration Statement No.:

 .................................................................

     (3) Filing Party:

 .................................................................

     (4) Date Filed:

 .................................................................

                          [INTERNATIONAL LOGO PAPER]

                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921

JOHN T. DILLON
CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                                                  March 26, 2001


Dear Fellow Shareholder:

    This year's annual meeting will be held in Reid Hall (the 'Castle'), Manhattanville College, 2900 Purchase Street, Purchase, New York. The meeting will start at 8:30 a.m., on Tuesday, May 8, 2001. You are cordially invited to attend this meeting and we look forward to seeing you there.

    The following Proxy Statement outlines the business to be conducted at the meeting. It includes: the election of four directors and ratification of the appointment of Arthur Andersen LLP as the Company's independent auditor for 2001.

    WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, OR VOTING VIA TELEPHONE OR THE INTERNET.

    Attendance at the meeting is limited to shareholders of record as of the close of business on March 16, 2001, or their duly appointed proxy holders (not to exceed one proxy per shareholder), and to guests of management.

    Thank you for your continued support.

                                           Sincerely,


                                           John T. Dillon

                          [INTERNATIONAL LOGO PAPER]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Owners of Common Stock of
International Paper Company:

Time:................................  8:30 a.m.
                                       Tuesday, May 8, 2001

Place:...............................  Reid Hall 'The Castle'
                                       Manhattanville College
                                       2900 Purchase Street
                                       Purchase, New York 10577

Items of Business:...................  (1) Elect one class of directors for a term of three years: John T. Dillon, James A.
                                           Henderson, Robert D. Kennedy, and W.
                                           Craig McClelland;

                                       (2) Ratify the appointment of Arthur Andersen
                                           LLP as the Company's independent auditor
                                           for 2001; and

                                       (3) Transact such other business properly
                                           brought before the meeting or any
                                           adjournment.

Record Date:.........................  Holders of International Paper Common Stock
                                       of record at the close of business on
                                       March 16, 2001, are entitled to vote at the
                                       meeting.

    Your Board of Directors urges shareholders to vote FOR items 1 and 2.


                                             By order of the Board of Directors,



                                                       BARBARA L. SMITHERS
                                                   Vice President and Secretary



March 26, 2001

                      TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1

Corporate Governance........................................    3

Common Stock Ownership of Directors and Management..........    7

Compensation of Directors...................................    9

Matters To Be Considered at the Meeting.....................   10

Report of the Management Development and Compensation
  Committee of the Board of Directors.......................   14

Performance Graph...........................................   17

Additional Information Regarding Executive Compensation.....   18

  Compensation..............................................   18

  Retirement Benefits.......................................   22

  Termination Agreements....................................   23

Appendix....................................................  A-1

                                PROXY STATEMENT
                          INTERNATIONAL PAPER COMPANY
                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921
                                 (203) 358-7000

--------------------------------------------------------------------------------
                              GENERAL INFORMATION
--------------------------------------------------------------------------------

This Proxy Statement is furnished to you by the Board of Directors of International Paper Company in connection with the solicitation of your proxy to be voted at the annual meeting of shareholders to be held on May 8, 2001. You are entitled to one vote for each share of common stock held of record at the close of business on March 16, 2001. As of that date, there were 482,973,450 shares of common stock outstanding.

The annual report, including the audited financial statements of International Paper for the fiscal year ended December 31, 2000, has been provided to you with this Proxy Statement. Read it carefully in conjunction with this Proxy Statement before voting on any proposals since it contains details of the Company's operations and other relevant disclosures.

This Proxy Statement and the form of proxy were first sent to shareholders commencing March 26, 2001.

PROXY PROCEDURES

You have a choice of voting by telephone, Internet or mail.

    Voting by Telephone

The telephone voting procedure is simple and fast. Dial the 800 number on your proxy card or voting instruction form and listen for further directions. You must have a touch-tone phone and an 800 number on your proxy card in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy card. You may revoke your proxy at any time before its exercise by (1) subsequent telephone or Internet vote; (2) submitting a written revocation; (3) submitting a new proxy; or (4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote. If you hold your shares through a securities broker (that is, in street name), your broker can advise you whether you will be able to vote by telephone.

    Voting by Internet

Voting by Internet is easy and quick. Read your voting instruction form and follow the directions. You will need to have and enter your control number located on your proxy card or voting instruction form. You may revoke your proxy at any time before its exercise by (1) subsequent Internet or telephone vote;
(2) submitting a new proxy; (3) submitting a written revocation; or
(4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote. If you hold your shares in street name, your broker can advise whether you will be able to vote by Internet.

    Voting by Proxy Card

Shares eligible to be voted, and for which a properly signed proxy is returned, will be voted in accordance with the instructions specified on the proxy card. If you do not mark any instructions, your shares will be voted in favor of proposals 1 and 2. If any other matters come before the meeting, your proxy will be voted in accordance with the best judgment of the persons voting them. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. You may revoke your proxy at any time before its exercise by (1) submitting a written revocation; (2) submitting a new proxy; (3) voting by telephone or Internet as described above; or (4) attending and voting at the annual meeting. If you hold your shares in street name, please complete and mail the voting instruction card forwarded to you by your broker.

Solicitation of proxies may be done by directors, officers and employees of the Company, as well as by Georgeson Shareholder Communications, Inc. Payments to that firm as compensation are estimated to be about $15,000 plus reimbursable expenses. This solicitation may be carried out by mail, telephone, telecommunication, or personal interview. The cost of any such solicitations will be borne by International Paper.

    Who Counts the Vote and is it Confidential?

The Company has a policy of confidentiality in the voting of shareholder proxies. It uses the services of IVS Associated Inc., as independent inspectors of election, and Automatic Data Processing to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card, telephone, or Internet vote.

ADMITTANCE PROCEDURES AT THE MEETING

    Shareholders of Record

If you are a shareholder of record as of the close of business on March 16, 2001, you (or your duly appointed proxy holder) are entitled to vote and attend the meeting. Certain procedures have been adopted to ensure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the meeting in person or appoint someone to attend as your proxy (other than the proxies set out on the proxy card), please check the appropriate box on your proxy card. An admittance card will then be reserved for you or your proxy in advance of the meeting. If you are appointing your own proxy, please include his or her name on the request. The admittance card will be delivered to you or your proxy holder at the shareholders' admittance counter at the meeting upon verification of identification of you or your proxy holder. If you vote by Internet or telephone, follow the instructions provided for attendance.

If you are a record shareholder but do not have an admittance card reserved for you at the meeting, you will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy, your duly appointed proxy who attends the meeting in your place will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature). This is to make sure that only valid proxies are admitted and voted.

    Shareholders Through Intermediaries

Persons who own stock through brokers, trustees, plans or 'street name' and not directly through ownership of stock certificates are considered 'beneficial owners.' Beneficial owners of record on March 16, 2001, or their duly appointed proxy holder, can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures described above in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance.

--------------------------------------------------------------------------------
                              CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

The Board is comprised of three classes of directors: Class I directors, of which there are currently four, who were elected to serve until the 2001 annual meeting; Class II directors, of which there are currently five, who were elected to serve until the 2002 annual meeting; and Class III directors, of which there are currently five, who were elected to serve until the 2003 annual meeting. Directors in each class are elected for a three-year term unless they resign or retire earlier. New directors elected by the Board are assigned to a class until the first annual meeting after their election by the Board.

Company policy on tenure of directors requires current outside directors to retire from the Board upon their 72nd birthday, whether or not the term for which they have been elected has expired. Employee directors must retire when they leave the Company. Outside directors elected for the first time after July 13, 1999 must retire from the Board upon their 70th birthday.

Seven regular meetings and eight special meetings of the Board of Directors were held in 2000. In addition, there were twenty Committee meetings. Each director attended at least 86% of the meetings of the Board and the Committees on which he or she serves.

Record and beneficial ownership of current directors in equity securities of the Company is shown in the table on page 7.

BOARD EFFECTIVENESS

The Board works to enhance its own effectiveness and to improve the Company's corporate governance practices in a variety of ways, including:

  Conduct of an annual evaluation of Board structure and performance. This includes reviewing the Board's activities against those set out in its charter and then making recommendations for changes or improvements in practices or structure.

  Increased contact between outside directors and senior managers through facility visits and work with corporate officers who serve as committee executives.

  Governance Committee review of incumbent directors prior to recommendation for re-election. The review emphasizes directors' commitment to serving the Company, directors' regular attendance at meetings, and directors' sense of commitment to stockholders, employees and other communities served by the Company.

  Improving and updating the Corporate Governance Guidelines relating to the Board's governance of the Company, as needed.

COMMITTEES OF THE BOARD

In order to fulfill its responsibilities, the Board delegates to its various Committees the authority to consider certain matters and report to the Board with appropriate recommendations. In June 2000, the Governance Committee recommended, and the Board approved, combining the functions of four of the seven Committees into two Committees. The Audit Committee and the Finance Committee were combined into an Audit and Finance Committee, and the Environment, Health and Technology Committee and the Public and Legal Affairs Committee were combined into a Public Policy and Environment Committee. This action reduced the number of Committees from seven to five. In the following discussion of the Committees, the number of meetings reported includes the meetings of the Committees prior to consolidation, where applicable. To enhance the effectiveness of the Committees:

Each active Committee is chaired by a non-employee director. The chairmanship and membership of all of the Committees are rotated from time to time to give the directors a broader knowledge of our Company's affairs. Each Committee establishes its own agenda for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board. Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board:

  Assists the Board in carrying out its responsibilities for overseeing management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results.

  Discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting.

  Reviews and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year.

  Informs the Board of any significant accounting matters.

  Reviews and reports to the Board on the Company's management of its financial resources and related judgments.

  Reviews the performance of the Committee.

Six meetings of the Committee were held in 2000.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The following is the report of the Audit and Finance Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

The Audit and Finance Committee has reviewed and discussed the Company's audited financial statements with management. The Audit and Finance Committee has discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit and Finance Committee has also received written disclosure and the letter from Arthur Andersen LLP required by Independent Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Arthur Andersen LLP their independence from the Company.

The Audit and Finance Committee acts pursuant to the Audit and Finance Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit and Finance Committee qualifies as an 'independent' director under the current listing standards of the New York Stock Exchange.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    Audit and Finance Committee

    Charles R. Shoemate, Chairman
    Peter I. Bijur
    Samir G. Gibara
    James A. Henderson
    Robert D. Kennedy

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee:

  Reviews Company policies and programs for the development of management personnel.

  Makes recommendations to the Board with respect to any proposals for compensation adjustments of officers who are also directors of the Company.

  Reviews and evaluates the performance of the chief executive officer on an annual basis. Authorizes compensation or compensation adjustments for other officers of the Company.

  Administers the Company's executive bonus and Long-Term Incentive Compensation Plan. Reviews and endorses changes in Company employee retirement and benefits plans.

  Reviews officer candidates and endorses nominees for election as executive officers. Delegates to the chief executive officer the authority to act on compensation adjustments at certain levels.

  Makes recommendations to the Board with respect to directors' compensation. Reviews senior management succession planning. Reviews the performance of the Committee.

Seven meetings of the Committee were held in 2000.

GOVERNANCE COMMITTEE

The Governance Committee:

  Reviews the size and composition of the Board. Reviews possible director candidates and director nominations properly presented by shareholders.

  Recommends to the Board individuals suitable for election as directors. Reviews and recommends annually to the full Board a slate of nominees for election by the Company's shareholders.

  Reviews institutional affiliations of directors and director candidates for possible conflicts. Reviews and recommends Board Committee assignments.

  Reviews the performance of the Committee.

Three meetings of the Committee were held in 2000.

PUBLIC POLICY AND ENVIRONMENT COMMITTEE

The Public Policy and Environment Committee:

  Reviews environmental, safety, health and technological policies and programs throughout the Company.

  Reviews legal issues pertinent to the Company, its policies, programs or possible involvement relating to such issues and the Company's policies and procedures for complying with its legal and regulatory obligations, including its adherence to, and adequacy of, its code of ethical business conduct, antitrust and conflicts-of-interest policies.

  Reviews the Company's mission and objectives consistent with the responsibilities of good corporate citizenship.

  Assures that the policies and programs are appropriate to the short- and long-term objectives of the Company in terms of industry leadership, compliance with federal and state laws and regulations and social responsibility.

  Advises the Board of the effectiveness of these policies and programs. Reviews the performance of the Committee.

Four meetings of the Committee were held in 2000.

Current membership on the above and on the Executive Committee of the Board of Directors is shown on the following page.

--------------------------------------------------------------------------------
                              COMMITTEE MEMBERSHIP
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                     MANAGEMENT
                                    AUDIT          PUBLIC                           DEVELOPMENT
                                     AND         POLICY AND                             AND
            DIRECTORS              FINANCE       ENVIRONMENT       GOVERNANCE       COMPENSATION       EXECUTIVE
-----------------------------------------------------------------------------------------------------------------
Bijur, P.I.                           X                                                  X
-----------------------------------------------------------------------------------------------------------------
Dillon, J.T.                                                                                               X*
-----------------------------------------------------------------------------------------------------------------
Eaton, R.J.                                                            X                 X*
-----------------------------------------------------------------------------------------------------------------
Gibara, S.G.                          X                                X
-----------------------------------------------------------------------------------------------------------------
Henderson, J.A.                       X                                                  X
-----------------------------------------------------------------------------------------------------------------
Kennedy, J.R.                                         X                X
-----------------------------------------------------------------------------------------------------------------
Kennedy, R.D.                         X                                                  X
-----------------------------------------------------------------------------------------------------------------
McClelland, W.C.                                      X
-----------------------------------------------------------------------------------------------------------------
McHenry, D.F.                                                          X*                X                 X
-----------------------------------------------------------------------------------------------------------------
Noonan, P.F.                                          X*               X
-----------------------------------------------------------------------------------------------------------------
Pfeiffer, J.C.                                        X                X
-----------------------------------------------------------------------------------------------------------------
Sheehan, J.J.                                         X                X
-----------------------------------------------------------------------------------------------------------------
Shoemate, C.R.                        X*                                                 X                 X
-----------------------------------------------------------------------------------------------------------------
Smith, C.W.                                           X
-----------------------------------------------------------------------------------------------------------------

* Chairman of the Committee

RELATED TRANSACTION

In September 2000, The Conservation Fund acquired 6,619 acres in Cooke County, Tennessee, from the Company. The purchase price was $7,300,000, its fair market value. Mr. Noonan, a director of the Company, is Chairman of the Board of The Conservation Fund.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals intended to be presented at the 2002 annual meeting must be made in writing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on or before November 28, 2001.

Other shareholder proposals intended to be introduced at the 2002 annual meeting must be made in accordance with Article I, Section 7 of the Company's By-laws. Thus, shareholder proposals intended to be presented at the 2002 annual meeting, but not included in the 2002 Proxy Statement, must be received by the Secretary of the Company not earlier than January 7, 2002, nor later than February 6, 2002, if the annual meeting is held on May 7, 2002, and must conform to the requirements set out in the Company's By-laws. Nominations by shareholders for directors must be made in accordance with Article II, Section 9 of the Company's By-laws. Thus, the shareholder nominations to be considered by the Governance Committee for the 2002 election of directors must be received by the Secretary of the Company not earlier than January 7, 2002 nor later than February 6, 2002, if the annual meeting is held on May 7, 2002, and must conform to the requirements set out in the Company's By-laws.

--------------------------------------------------------------------------------
                    COMMON STOCK OWNERSHIP OF DIRECTORS AND
                                  MANAGEMENT
--------------------------------------------------------------------------------

The following table shows, as of March 16, 2001, the number of shares of and options for Company common stock beneficially owned or otherwise claimed by each current director, executive officer included in the Summary Compensation Table on page 18, and by all directors and executive officers of the Company as a group. The total beneficial ownership of common stock of all directors and executive officers as a group represents less than 1% of the outstanding stock. To the best knowledge of the Company as of December 31, 2000, no person or group beneficially owned more than 5% of the Company's common stock outstanding, except as set forth in the table beside the respective shares owned.

--------------------------------------------------------------------------------
                               STOCK OWNERSHIP
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
NAME OF INDIVIDUAL                                           SHARES    STOCK UNITS   STOCK OPTIONS
    OR GROUP                                                OWNED (1)    OWNED (2)      OWNED (3)
------------------                                          ---------   -----------   -------------
P.I. Bijur................................................     3,783       7,232
J.T. Dillon...............................................   322,465      33,694         717,737
R.J. Eaton................................................    10,800      12,382
S.G. Gibara...............................................     3,116         706
J.A. Henderson............................................     4,175       4,051
J.R. Kennedy..............................................    59,629       6,748
R.D. Kennedy..............................................    11,475         518           1,200
D.F. McHenry..............................................    11,329      12,992
W.C. McClelland...........................................    46,146           0         607,717
P.F. Noonan...............................................     7,450       8,706
J.C. Pfeiffer.............................................    10,734       7,454
J.J. Sheehan..............................................     5,096       3,221           1,200
C.R. Shoemate.............................................     7,500      11,621
C.W. Smith................................................   160,798      15,878         239,500
J.P. Melican..............................................   103,753      29,009         414,700
D.W. Oskin................................................   138,354           0         209,900
M.M. Parrs................................................   127,918       3,939         142,600
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                               SHARES
                                                              OWNED (1)          %
                                                              ---------       ------
All directors and executive officers as a group.............   1,396,878        0.002

Greater Than 5% Beneficial Owners
State Street Bank and Trust Company (4) ....................  44,584,630        9.3
  3 Pinehill Drive
  Batterymarch III
  Quincy, Massachusetts 02169

Capital Research and Management Company (5) ................  38,500,020        8.0
  333 South Hope Street
  Los Angeles, California 90071

Alliance Capital Management L.P. (6) .......................  36,098,390        7.5
  1345 Avenue of the Americas
  New York, New York 10105
--------------------------------------------------------------------------------------

FOOTNOTES TO COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

(1) Ownership shown includes securities over which the individual or company has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. These numbers do not include shares represented by stock options granted to executive officers under the Long-Term Incentive Compensation Plan.

(2) Ownership shown represents the non-voting stock-equivalent units owned by the named individuals under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan.

(3) The above numbers do not include the tandem option awards made as a part of these officers' executive continuity awards insofar as the awards are characterized as restricted stock awards.

(4) According to its Schedule 13G filed on February 16, 2001 with the SEC, State Street Bank and Trust Company held shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ('Company Trust Funds'). In addition, State Street Bank and Trust Company is trustee for various third party trusts and employee benefit plans and is a registered investment advisor. As a result of its holdings, in all capacities, State Street Bank and Trust Company is the record holder of 44,584,630 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares except 10,321,023 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the Trustee's discretion.

(5) According to its Schedule 13G filed on February 9, 2001 with the SEC, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, held such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(6) According to its Schedule 13G filed February 12, 2001 with the SEC, Alliance Capital Management L.P. is deemed to be the beneficial owner of 36,098,390 shares as a result of acting as investment adviser to various investment companies and has sole voting power as to 18,777,927 shares, shared voting power as to 4,091,505 shares and sole dispositive power as to 36,098,390 shares.

--------------------------------------------------------------------------------
                          COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

FEES AND DEFERRALS

The compensation of each non-employee director is a retainer fee of $36,000 per year plus fees of $1,500 for each Board, Committee or other meeting attended. Directors may defer receipt of all or part of their remuneration until a later date under a Nonfunded Deferred Compensation Plan for Non-Employee Directors, at which time the director will be paid in cash equal to (1) the cash amount deferred plus interest at the higher of 6% per annum or the yield of U.S. Treasury bills or (2) the value at the time of payment of units equivalent to the value of Company common stock credited to the director's account at the time of each deferral, plus dividend equivalents.

In addition, there is a compulsory portion to the Nonfunded Deferred Compensation Plan for Non-Employee Directors. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year, which remain in the Plan until death, disability or retirement. The common stock units held in each non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts are paid in cash. Employees of the Company who are also directors and directors receiving retirement benefits from the Company receive no compensation for services as directors or for attendance at Board or Committee meetings.

STOCK PLAN

Presently, under the Non-Employee Directors Restricted Stock Plan, awards of 3,000 shares of common stock are made upon the election or re-election of a director to a full three-year term, and pro-rata awards are made upon the appointment of a non-employee director to fill an unexpired term. Awards made in 2000 were 3,000 shares for each Class III director elected and 2,000 shares for Class II director Robert D. Kennedy. Directors received dividend payments represented by the shares awarded under the Non-Employee Directors Restricted Stock Plan at $0.25 per share per quarter.

OTHER

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate
$1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director, and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

INDEMNIFICATION INSURANCE AND CONTRACTS

The Company provides liability insurance for the Company's directors and all elected officers, as well as contractual arrangements with directors and certain officers of the Company. Under these, we agree to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers.

On June 15, 2000, the Company renewed its policies with Federal Insurance Company, National Union Insurance Company and Zurich-American Insurance Company at a current annual period cost aggregating $600,000, such policies expiring in June 2001. No monies have been paid under such policies by the carrier or by the Company under the contractual arrangements.

--------------------------------------------------------------------------------
                    MATTERS TO BE CONSIDERED AT THE MEETING
--------------------------------------------------------------------------------

1. ELECTION OF FOUR DIRECTORS

The Company's Restated Certificate of Incorporation, as amended, requires the Company to have at least nine directors but not more than 18. The number of directors is set by the Board. The Board is divided into three classes with three-year terms. At this meeting, three (3) directors are seeking re-election as Class I directors and one (1) director is seeking election as a Class I director.

Each nominee is currently a director of the Company. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality means that the four
(4) nominees receiving the largest number of votes cast will be elected. Votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Shareholders voting at the meeting may not vote for more than the number of nominees listed in the Proxy Statement. Proxies given to management to vote will be voted according to instructions given, but only for nominees listed in the Proxy Statement. The terms of the present
Class I directors expire at the adjournment of the 2001 annual meeting.

CLASS I DIRECTORS -- TERM EXPIRING IN 2004

The four (4) nominees for election at this meeting as Class I directors are John
T. Dillon, James A. Henderson, Robert D. Kennedy and W. Craig McClelland and are identified below:

[PHOTO] JOHN T. DILLON, 62, chairman of the board and chief executive officer of International Paper since 1996. Prior to that he was president and chief operating officer from 1995. He is also a director of Caterpillar Inc. and Kellogg Company. He is a member of The Business Roundtable and the Advisory Committee for Trade Policies and Negotiation. He is a former chairman and a current member of The American Forest and Paper Association (AFPA), the National Council on Economics, and the National Council for Air and Stream Improvement, Inc. (NCASI).

Director since March 1, 1991

[PHOTO] JAMES A. HENDERSON, 66, retired chairman and chief executive officer of Cummins Engine Company, Inc. until December 1999. He had been in that position since 1995. He is a director of SBC Communications Inc., Rohm and Haas Company, Ryerson Tull,
                 Inc., and Championship Auto Racing Teams (CART). He is also a member of The Business Council.

Director since February 1, 1999

[PHOTO] ROBERT D. KENNEDY, 68, retired chairman of the board and chief executive officer of Union Carbide Corporation from 1986 to 1995. He was retired from 1995 until March 1998 when he became chairman of UCAR International, Inc. until September 1999. He is on the board of Union Carbide Corporation, Kmart Corporation, Sunoco Inc., and Chase Industries. He is also on the Advisory Board of The Blackstone Group and RFE Investment Partners.

Director since May 4, 1999

[PHOTO] W. CRAIG MCCLELLAND, 66, retired chairman of the board and chief executive officer of Union Camp Corporation until April 1999. Previously, he served as president and chief operating officer of Union Camp from 1989 to 1994. He is a director of Allegheny Technologies Inc., Water Pik Technologies, Inc. and PNC Financial Corp. and serves as co-chairman of the Global Advisory Council, an affiliate of The Conference Board.

Director since May 4, 1999


CLASS II DIRECTORS -- TERM EXPIRING IN 2002

None of these directors are to be elected at the 2001 annual meeting, but were elected to serve until the 2002 annual meeting.


[PHOTO] SAMIR G. GIBARA, 61, chairman of the board, chief executive officer and director of The Goodyear Tire & Rubber Company since 1996. Prior to that time he served in various managerial posts and became vice president of finance and chief financial officer in 1992. He was elected president and chief operating officer in 1995. He is a member of The Business Roundtable.

Director since March 9, 1999

[PHOTO] JANE C. PFEIFFER, 68, management consultant. She is a director of Ashland, Inc., J.C. Penney Company, Inc., and The MONY Group. She is a senior member of The Conference Board, a Trustee of the University of Notre Dame, and a member of The Council on Foreign Relations.

Director since June 14, 1977

[PHOTO] JEREMIAH J. SHEEHAN, 62, retired chairman of the board and chief executive officer of Reynolds Metals Company, a position he held from 1996 to 2000. Prior to that he was president and chief operating officer of Reynolds Metal from 1994 until 1996. He is a director of the Federal Reserve Bank of Richmond, and Universal Corporation.

Director since May 4, 1999

[PHOTO] C. WESLEY SMITH, 61, executive vice president of International Paper since 1992.

Director since December 12, 1995

CLASS III DIRECTORS -- TERM EXPIRING IN 2003

None of these directors are to be elected at the 2001 Annual Meeting but were elected to serve until the 2003 Annual Meeting.

[PHOTO] ROBERT J. EATON, 61, retired chairman of the board of management of Daimler-Chrysler AG, a position he held from 1998 through March 31, 2000, and chairman of Chrysler from 1993 to 1998. He is a fellow of both the Society of Automotive Engineers and the Engineering Society of Detroit and a member of the National Academy of Engineering. He is a director of Texaco Inc., and a member of The Business Council.

Director since January 10, 1995.

[PHOTO] JOHN R. KENNEDY, 70, retired president and chief executive officer of Federal Paper Board Company, Inc., a position he held from 1975 to 1996. He is a director of Chase Brass Industries, Inc., Holnam, Inc., Pioneer Companies, Inc., Spartech Corporation, and Modis Professional Services. He is director and chairman of the board of Georgetown University, on the board of governors of the United Nations Association of the United States of America, and a director of the Foreign Policy Association.

Director since March 12, 1996

[PHOTO] DONALD F. MCHENRY, 64, Distinguished Professor of Diplomacy at Georgetown University since 1981. He is president of the IRC Group LLC and a director of AT&T, The Coca-Cola Company, Fleet Boston Financial, the Fleet National Bank, Glaxo SmithKline plc, and the Institute for International Economics.

Director since April 14, 1981.

[PHOTO] PATRICK F. NOONAN, 58, chairman of the board of The Conservation Fund (a nonprofit organization dedicated to conserving America's land and water resources) since 1985. He is a trustee of The National Geographic Society. He is also a director of Ashland, Inc., Rushmore Mutual Funds and Saul Centers REIT. He is a member of the Board of Visitors of Duke University School of the Environment.

Director since December 14, 1993

[PHOTO] CHARLES R. SHOEMATE, 61, retired chairman, president and chief executive officer of Bestfoods. He was elected president and a member of its board of directors in 1988, chief executive officer in August 1990 and chairman in September 1990. He is a director of CIGNA Corporation, Texaco Inc., the Unilever Advisory Board, and Greenwich Street Capital Partners. He is a member of The Conference Board.

Director since November 1, 1994.

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN
   AS INDEPENDENT AUDITOR FOR 2001

The Audit and Finance Committee has considered the qualifications of Arthur Andersen LLP and recommended that the Board of Directors appoint them as independent auditor (of the consolidated financial statements of the Company) for the year 2001. The Committee reviewed its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Arthur Andersen LLP in all of these respects. The Committee's review also included matters required to be considered under the recently promulgated SEC Rules on Auditor Independence and took into account factors relating to independence set forth therein. The Committee's review also included inquiry concerning litigation involving Arthur Andersen LLP and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of the companies audited by them. In this respect, the Committee concluded that the ability of Arthur Andersen LLP to perform services for the Company is not in any way adversely affected by any such investigation or litigation.

During 2000, the Company retained Arthur Andersen to provide services in the categories set forth in the following table. Amounts (in thousands) reflected in the following table represent aggregate fees billed by Arthur Andersen LLP for these services for the fiscal year ended December 31, 2000.

FEES
Audit Fees.........................  $ 4,670
Financial Information Systems
  Design and Implementation Fees...  $     0
All Other Fees
    Arthur Andersen LLP*...........  $15,400
    Andersen Consulting**..........  $15,260

---------
 * Approximately 80% of these fees relate to Company acquisitions, divestments, and tax matters.
** Andersen Consulting, known as Accenture since January 1, 2001, has been operated as a separate global entity with limited affiliation to Arthur Andersen since 1989. On August 7, 2000, its affiliation was ended completely. In accordance with the SEC's views, the fees included in the table above include the fees billed by Andersen Consulting prior to August 7, 2000 and there is no need to consider or report fees of Andersen Consulting or Accenture subsequent to that date.

The Audit and Finance Committee has considered whether the provision of non-audit services by the Company's auditor is compatible with maintaining auditor independence.

The Board of Directors desires to obtain shareholders' ratification of the Board's action in appointing Arthur Andersen LLP as independent auditor of the consolidated financial statements of the Company for the year 2001.

Representatives of Arthur Andersen LLP will be present at the annual meeting to make a statement if they desire and to answer appropriate questions.

Approval of Item No. 2 requires the affirmative vote of the holders of a majority of the shares voting on this proposal. Abstentions and broker non-votes will not be counted as having voted on this Item No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR FOR 2001.

--------------------------------------------------------------------------------
                      REPORT OF THE MANAGEMENT DEVELOPMENT
                          AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

As of December 31, 2000, the Management Development and Compensation Committee (Committee) consisted of six outside directors: Peter I. Bijur, Robert J. Eaton, James A. Henderson, Robert D. Kennedy, Donald F. McHenry, and Charles R. Shoemate. Mr. Eaton is chairman. The Committee met seven times in 2000 with a 93% attendance record. The Chairman and Chief Executive Officer of the Company was not present during any discussion of his compensation.

GENERAL

Total compensation received by the named executive officers consists of salary, cash bonus, stock options, and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance, and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance, and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. The comparator group consists of 15 industrial companies whose average revenue size approximates that of International Paper. Position-by-position comparisons are conducted by using regression analysis techniques to determine market values for each element of the compensation program. It is the Company's philosophy to structure executive compensation levels to equal the competitive market averages within the comparator group for similar positions.

The Company's Management Incentive Plan (MIP) was amended by the Board in 1999 for the 2000 plan year. The amended MIP now directly links payment of an annual cash bonus to the achievement of (1) the Company's return on investment compared to the average return on investment of a group of companies included in the Paper and Forest Products Industry; (2) the Company's return on investment improvement compared to plan target; and (3) Company objectives related to its performance drivers. In 2000, the Company improved its relative standing to other companies included in this group, but fell below its projected return on investment improvement goal. Accordingly, the MIP bonus awards as set out on page 18 were earned for 2000, and, in the aggregate, were paid below target.

The Company's Long-Term Incentive Compensation Plan (LTICP) approved by the shareholders in 1989, and amended in 1994, 1999 and 2000, provides for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the study described above. Under the LTICP, stock options were granted at fair market value at the time of the award and will vest two years after grant.

The Committee approved the implementation of a Transitional Performance Unit Plan for an interim period (July 1, 1999 through December 29, 2000). The Committee granted contingent awards under that plan to provide an incentive to senior managers to achieve additional return on investment during the interim period stated above. These one-time awards are expressed as performance units and were earned based on the level of achievement of return on investment improvement as determined by the Committee.

In 1999, to facilitate a successful, expedient and cost-effective integration of Union Camp Corporation into International Paper, the Committee approved the Integration Savings & Synergy Incentive Program for select senior executives. Under this program, the Committee granted contingent awards to key senior managers as an incentive to achieve stated annual savings and specific conditions over the 18-month award period. (May 1, 1999 through October 31, 2000). These one-time awards are expressed as stock units (restricted stock units and nonqualified stock options to the Company's Chief Executive Officer) and were earned based upon the Committee's determination of the level of achievement of the program's stated objectives. The savings attainment achieved substantially exceeded target attainment of $380,000,000, resulting in participants receiving 175% of targeted award levels.

In addition and to again facilitate a successful, expedient and cost-effective integration of Champion International Corporation into International Paper, the Committee approved the Savings and Synergy Integration Incentive Plan for the merger with Champion. Under this plan, the Committee granted contingent awards to key senior managers as an incentive to achieve stated annual savings and specific conditions over the 18-month award period (July 1, 2000 through December 31, 2001). These one-time awards are expressed as stock units and will be earned based upon the Committee's determination of the level of achievement of the plan's stated objectives.

From time to time, executive continuity awards are made with long-term vesting requirements which are designed to encourage retention of a select number of senior executives designated by the Committee. The size of an award, and any adjustments, is determined by the Committee to reflect an executive's level of responsibility and individual performance. As provided by the LTICP, an executive continuity award shall consist of a tandem grant of restricted stock together with a related non-qualified stock option which is granted at fair market value and will vest either as restricted stock or non-qualified options as determined by the Committee.

THE 2000 EXECUTIVE OFFICERS' COMPENSATION

The committee approved merit-based salary increases for all named executive officers based on competitiveness of the executives' pay and personal performance. In April 2000, Mr. Dillon's salary was increased to $1,102,500, which is approximately the average base salary level for chief executive officers based on regression analysis in the group of surveyed companies referred to above. Salaries paid to the named officers in 2000 were competitively positioned around the average of the surveyed companies.

MIP awards for the named executive officers for 2000 were determined by the Committee after review of Company performance compared to predetermined 2000 financial and non-financial goals and in consideration of individual contributions. All named executive officers' MIP awards were aligned with the percentage of achievement of company goals.

The Committee granted stock options for 2000 based on earlier described competitive surveys of senior managers' total compensation packages, without consideration of the amount of stock options already held by named executive officers. Mr. Dillon's 2000 stock option award consisted of two separate awards: the January 2000 award was 100,000 and the October 2000 award was 100,000; his 1999 stock option award was 85,000; and his 1998 stock option award was 85,000 shares.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of certain compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the LTICP in 1994 to make certain sections of the plan compatible with those provisions, while maintaining the Committee's flexibility in the MIP to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 2000, the Committee recognized that the named executive officers' total current compensation was above $1 million, which means that the portion of that compensation that does not qualify under those provisions will not be tax deductible by the Company.

                           THE MANAGEMENT DEVELOPMENT
                                AND COMPENSATION
                           COMMITTEE OF THE BOARD OF
                                   DIRECTORS

                                 Peter I. Bijur
                           Robert J. Eaton, chairman
                               James A. Henderson
                               Robert D. Kennedy
                               Donald F. McHenry
                              Charles R. Shoemate

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or other employee of the Company served as a member of the Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership of Company stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. As a result of an administrative oversight, Mrs. Marianne M. Parrs inadvertently omitted to report one transaction that was exempt under
Section 16(b) of the Securities Exchange Act. Mrs. Parrs has filed an amended Form 5 to report that transaction. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all other filing requirements applicable to its executive officers and directors were complied with during 2000.

--------------------------------------------------------------------------------
                             PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares a $100 investment in International Paper stock with a similar investment in a peer group of six key competitor companies and the S&P
500. The graph portrays total return, 1995-2000, assuming reinvestment of dividends.

--------------------------------------------------------------------------------
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     FIVE YEARS ENDED DECEMBER 31, 2000*
--------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

                                             DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31
                         ---------------------------------------------------------------------------------------
                             1995           1996           1997           1998           1999           2000
                         ------------   ------------   ------------   ------------   ------------   ------------
International Paper          100            110            119            127            163            122
S&P 500 Index                100            123            164            211            256            232
Peer Group**                 100            112            122            126            188            135

       Assumes $100 invested on December 31, 1995.

        * Total return assumes reinvestment of dividends.

       ** Includes Boise Cascade, Mead, Georgia Pacific, Smurfit-Stone Container
          (includes only Stone Container prior to 11/19/98), Westvaco and Weyerhaeuser.

--------------------------------------------------------------------------------
                            ADDITIONAL INFORMATION
                       REGARDING EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The compensation of the Company's executive officers is approved by the Committee except for the compensation of the officer-directors. Their compensation is first recommended by the Committee and then approved by the Board of Directors.

The following tables set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as of December 31, 2000 for the years 1998-2000.

---------------------------------------------------------------------------------------------------------------------------
                                                  SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                                             LONG-TERM COMPENSATION
                                                                       ----------------------------------
                                        ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                ------------------------------------   ---------------------   ----------
           (a)            (b)      (c)         (d)        (e)             (f)         (g)         (h)          (i)
                                                         OTHER         RESTRICTED
                                                         ANNUAL          STOCK                   LTIP        ALL OTHER
                                  SALARY      BONUS   COMPENSATION       AWARDS     OPTIONS     PAYOUTS     COMPENSATION
    NAME AND POSITION     YEAR    ($) (1)    ($) (2)      ($)           ($) (3)     (#) (4)     ($) (5)       ($) (6)
---------------------------------------------------------------------------------------------------------------------------
  John T. Dillon as       2000  $1,089,375   $975,000      --              --        200,000   $5,387,391     $196,429
  Chief Executive         1999   1,035,000    875,000      --              --        254,000                   226,952
  Officer                 1998     967,500    775,000      --          $1,467,900    160,000                   246,264
---------------------------------------------------------------------------------------------------------------------------
  C. Wesley Smith as      2000  $  568,400   $339,700      --              --         86,000   $1,253,966     $101,835
  Executive Vice          1999     527,917    300,000      --              --         64,400                   114,070
  President               1998     502,083    260,000      --          $  356,927     25,000                   155,637
---------------------------------------------------------------------------------------------------------------------------
  David W. Oskin as       2000  $  530,033   $339,700      --              --         80,000   $1,142,457     $ 56,305
  Executive Vice          1999     472,917    300,000      --              --         62,800                    51,653
  President               1998     447,917    240,000      --          $  326,608     50,800                    54,616
---------------------------------------------------------------------------------------------------------------------------
  James P. Melican as     2000  $  548,100   $264,200      --              --         76,300   $1,047,358     $ 97,059
  Executive Vice          1999     528,333    250,000      --              --         75,900                   101,166
  President               1998     510,000    235,000      --          $  326,608     22,000                   109,824
---------------------------------------------------------------------------------------------------------------------------
  Marianne M. Parrs as    2000  $  440,600   $264,200      --              --         81,400   $1,047,358     $ 64,235
  Executive Vice          1999     404,167    240,000      --              --         20,200                    66,996
  President               1998     360,417    215,000      --          $  298,823     20,200                    61,793
---------------------------------------------------------------------------------------------------------------------------

(1) Salary paid in 2000 including amounts deferred.

(2) Management Incentive Plan awards paid in 2001 attributable to 2000, including amounts deferred.

(3) Represents (a) 100% of the value of gross target restricted performance shares contingently awarded in 1998 for the 1999-2003 award period which are earned if the target goal is met for an award period, and (b) 100% of the value of incremental target awards for prior periods made upon promotion. No restricted performance shares were awarded in 1999 and 2000. In connection with the restricted performance shares contingently awarded in 1998, the awards are reduced if the target goal is not met or entirely forfeited if a predetermined threshold goal is not met. If the target goal is exceeded by a predetermined percentage, 150% of the value of the target restricted performance shares are earned. Incremental target awards are subject to the same contingencies as restricted performance awards. The number and dollar value of restricted stock holdings at December 31, 2000 are as follows:

                                                       ---------------------------
                                                         RESTRICTED     DOLLAR
                                                          STOCK         VALUE
                                                       ------------   ------------
John T. Dillon.........................................    45,052     $1,838,685
C. Wesley Smith........................................    51,182      2,088,865
David W. Oskin.........................................     9,067        370,047
James P. Melican.......................................     --            --
Marianne M. Parrs......................................    43,592      1,779,099

    These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under executive continuity awards. Dividends are paid on restricted shares.

(4) Includes replacement options if applicable. These figures do not include the tandem option awards made as a part of the executive continuity awards, insofar as the awards are characterized as restricted stock awards.

(5) Long-term incentive plan payouts include the: (a) Integration Savings & Synergy Incentive Program for the merger with Union Camp Corporation which had an award period beginning on May 1, 1999 and ending on October 31, 2000; and (b) Transitional Performance Unit Plan which had an award period beginning on July 1, 1999 and ending on December 29, 2000.

(6) Totals for 2000 represent (a) Company contributions to the Salaried Savings Plan and Unfunded Savings Plan, (b) cost of group life insurance,
    (c) premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP), and (d) accruals for ESIP lump-sum dividend payments, as follows (the letters correspond to the above items):

                                         --------------------------------------
                                           (a)       (b)       (c)        (d)
                                         -------   -------   --------   -------
John T. Dillon.........................  $47,880   $16,866   $110,837   $20,846
C. Wesley Smith........................   24,998     8,617     50,999    17,221
David W. Oskin.........................    6,240     4,983     35,710     9,372
James P. Melican.......................   36,106     8,288     32,342    20,323
Marianne M. Parrs......................   30,886     4,291     29,058     --

The table below sets out information on the option grants made in 2000 to the named executive officers:

--------------------------------------------------------------------------------------------------------------
                                               OPTION GRANTS IN 2000
--------------------------------------------------------------------------------------------------------------
                                                                INDIVIDUAL GRANTS
                                   ---------------------------------------------------------------------------
                (a)                    (b)          (c)               (d)           (e)            (f)
                                                   % OF TOTAL
                                     OPTIONS     OPTIONS GRANTED   EXERCISE OR
                                     GRANTED      TO EMPLOYEES      BASE PRICE   EXPIRATION   GRANT DATE VALUE
  NAME AND POSITION                  (#) (1)        IN 2000           ($/SH)        DATE          ($) (2)
--------------------------------------------------------------------------------------------------------------
  John T. Dillon as                 100,000(3)         1.05          $62.500      01/11/10       $1,584,880
   Chief Executive Officer          100,000(3)         1.05           29.313      10/10/10          788,660
--------------------------------------------------------------------------------------------------------------
  C. Wesley Smith as                 43,000(3)         0.45          $61.750      01/11/10       $  691,952
   Executive Vice President          43,000(3)         0.45           29.313      10/10/10          339,124
--------------------------------------------------------------------------------------------------------------
  David W. Oskin as                  37,000(3)         0.39          $62.250      01/11/10       $  589,388
   Executive Vice President          43,000(3)         0.45           29.313      10/10/10          339,124
--------------------------------------------------------------------------------------------------------------
  James P. Melican as                12,300(4)         0.13          $57.125      01/09/00       $   12,740
   Executive Vice President          32,000(3)         0.34           62.750      01/11/10          504,595
                                     32,000(3)         0.34           29.313      10/10/10          252,371
--------------------------------------------------------------------------------------------------------------
  Marianne M. Parrs as               27,000(3)         0.28          $62.813      01/11/10       $  425,215
   Executive Vice President           3,600(4)         0.04           54.875      01/11/04           53,538
                                      3,600(4)         0.04           54.875      01/10/05           53,538
                                      3,200(4)         0.03           54.875      01/08/01           33,022
                                     12,000(4)         0.13           54.875      01/09/06          178,460
                                     32,000(3)         0.34           29.313      10/10/10          252,371
--------------------------------------------------------------------------------------------------------------

(1) Each option granted may be replaced upon exercise. This means that a new option is granted for the same number of shares that are purchased upon exercise of the original option, with the fair market value of the Company's stock at that time becoming the new exercise price for the new option. The replacement option does not extend the term of the original option. Options may not be replaced more than three times. Original options are indicated by '(3)' and replacement options by '(4)'. These numbers do not include any options granted as part of the tandem awards of restricted stock/options made as executive continuity awards in 2000. The restricted stock is reported as part of the total holdings of the respective individuals under footnote 3 to the Summary Compensation Table.

(2) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                                            ORIGINAL (3)   REPLACEMENT (4)
                                                            ------------   ---------------
Expected volatility.......................................     45.00%          45.00%
Risk-free rate of return..................................      6.17%           6.45%
Dividend yield............................................      2.50%           2.50%
Expected term (years).....................................      2.50            2.10

The table below sets out the information on options exercised and options outstanding.

--------------------------------------------------------------------------------------------------------------------
                                       AGGREGATED OPTION EXERCISES IN 2000
                                       AND DECEMBER 31, 2000 OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
            (a)              (b)              (c)                (d)           (e)           (f)            (g)
                                                                                            VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS AT                  OPTIONS AT
                            SHARES                                  12/31/00 (#)              12/31/00 ($) (3)
                          ACQUIRED ON                         -------------------------   -------------------------
                           EXERCISE                           UNRESTRICTED   RESTRICTED   UNRESTRICTED   RESTRICTED
  NAME AND POSITION          (#)         VALUE REALIZED ($)                    (1)           (2)            (1)
--------------------------------------------------------------------------------------------------------------------
  John T. Dillon            --              --                  257,737       474,000        --          $1,150,000
   Chief Executive
   Officer
--------------------------------------------------------------------------------------------------------------------
  C. Wesley Smith           8,600           $ 33,426             78,600       169,500       $30,813         494,500
   Executive Vice
   President
--------------------------------------------------------------------------------------------------------------------
  David W. Oskin            --              --                   65,800       153,700        27,913         494,500
   Executive Vice
   President
--------------------------------------------------------------------------------------------------------------------
  James P. Melican         12,300             19,464             90,600       137,700        --             368,000
   Executive Vice
   President
--------------------------------------------------------------------------------------------------------------------
  Marianne M. Parrs        25,600            384,787             28,800       117,000        --             368,000
   Executive Vice
   President
--------------------------------------------------------------------------------------------------------------------

(1) All options are exercisable upon grant; however, columns (e) and (g) indicate the number and value of options, the underlying shares of which, while exercisable, cannot be sold or are otherwise restricted.

(2) Total value of options (market value minus exercise price) based on fair market value of Company stock of $40.8125, as of December 31, 2000.

(3) Options granted as a part of the tandem awards of restricted stock/options made as executive continuity awards are not included.

RETIREMENT BENEFITS

'Pensionable Remuneration' means salary, cash bonus and compensation deferred under the Unfunded Savings Plan or awards deferred under the MIP.

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

--------------------------------------------------------------------------------------------------------------------------
                                                          CREDITABLE YEARS OF SERVICE
     PENSIONABLE       ---------------------------------------------------------------------------------------------------
    REMUNERATION          15                    20                    25                    30                     35
--------------------------------------------------------------------------------------------------------------------------
$  400,000             $186,617              $191,402              $191,402              $191,802              $  225,202
--------------------------------------------------------------------------------------------------------------------------
$  600,000              284,117               291,402               291,402               292,002                 342,102
--------------------------------------------------------------------------------------------------------------------------
$  800,000              381,617               391,402               391,402               392,202                 459,002
--------------------------------------------------------------------------------------------------------------------------
$1,000,000              479,117               491,402               491,402               492,402                 575,902
--------------------------------------------------------------------------------------------------------------------------
$1,500,000              722,867               741,402               741,402               742,902                 868,152
--------------------------------------------------------------------------------------------------------------------------
$2,000,000              966,617               991,402               991,402               993,402               1,160,402
--------------------------------------------------------------------------------------------------------------------------

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory tax code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 2000, the number of creditable years of service and pensionable remuneration for the named officers was:

NAME                      YEARS   REMUNERATION
----                      -----   ------------
Mr. Dillon..............  33.92    $1,964,375
Mr. Smith...............  20.33       868,300
Mr. Melican.............  16.92       797,833
Mr. Oskin...............  25.25       823,266
Mrs. Parrs..............  26.25       680,333

Matching the creditable years with the table above will indicate annual pension benefits.

--------------------------------------------------------------------------------
                             TERMINATION AGREEMENTS
--------------------------------------------------------------------------------

The Company has agreements with members of the executive officer group, including the Chief Executive Officer and the four most highly compensated executive officers of the Company as of December 31, 2000, providing for payments and other benefits if there is a 'change of control' (as defined in each such agreement) of the Company. In addition to the change in control, the officer's employment would need to be terminated (i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if there is an adverse change in, among other things, the officer's authority, compensation, duties, office location or responsibilities. Under such circumstances, the officer will receive:

(a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer;

(b) retiree medical coverage comparable to the Company's pre-change of control retiree medical plan;

(c) a lump-sum payment of base salary through termination, plus an amount in cash equal to the value of any earned but unused vacation; and

(d) a lump-sum payment equal to:

    (i) his or her annualized base salary at termination together with his or her most recent short-term annual incentive compensation payment during the year preceding termination, multiplied by the smaller of the number 'three' or the number of years between the termination date and the date he or she reaches age 65; and

    (ii) an amount necessary to offset any federal excise tax on all payments received under the agreement.

In addition to these provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as:

(a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute 'compensation' under the pension plan;

(b) a lump-sum payment equal to the difference between:

    (i) the actuarial value on termination date of accrued vested pension benefits; and

    (ii) the actuarial value on termination date of what accrued pension benefits would have been if the period and payments set out in
          (c)(i) and (c)(ii) below were recognized under the pension plan;

(c) in lieu of (d) above, a lump-sum payment equal to:

    (i)   his annualized base salary at termination,

    (ii) the average of his short-term incentive compensation award for three years preceding termination; and

    (iii) the value of his average earned award under the Performance Share Plan
          (PSP) for three years preceding termination;

    in each case multiplied by the smaller of the number 'four' or the number of years between the termination date and the date he reaches age 65;

(d) a lump-sum payment equal to the value of any deferred incentive compensation or PSP awards and unvested Company matching contributions under the pension plan in which he participates;

(e) stock options equal to the average number of options awarded during the three years preceding termination (excluding any special executive continuity awards), multiplied by the smaller of the number 'four' or the number of years between the termination date and the date he reaches age 65, plus the extension of each option held if he had not left the Company.

The Board requires unanimous approval at a meeting of the Management Development and Compensation Committee, and majority approval by the Board before any termination agreement such as those described above is amended or entered into. The potential cost of satisfying the payments called for under the above-described termination agreements, prior to tax 'gross up', if there had been a change in control and all of the members of the executive officer group described in the Summary Compensation Table had been terminated on December 31, 2000, would have been approximately $43 million.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the Supplemental Retirement Plan for Senior Managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

The Company has authorized a grantor trust under Section 671 through 677 of the Code in connection with the Company's benefit plans and termination agreements. Under the grantor trust, the trustee will pay the beneficiaries of the trust the amounts to which they are entitled under such plans and agreements subject to claims of the Company's creditors.

                                                                      APPENDIX A

                   CHARTER OF THE AUDIT AND FINANCE COMMITTEE

    The Audit and Finance Committee (the 'Committee') shall report to and assist the Board of Directors (the 'Board') by providing oversight of the financial management, independent auditors, financial reporting procedures and use and development of the financial resources of the Company, as well as such other matters as directed by the Board or this Charter.

MEMBERSHIP OF THE COMMITTEE

    1. The Committee shall be comprised of not less than three members of the Board.

    2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the New York Stock Exchange, which, among other things, prohibits any employee of the Company or former employee of three years or less from serving on the Committee.

    3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

    4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

    5. At least one member of the Committee shall have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing these activities. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

    In carrying out its oversight responsibilities, the Committee shall perform the following functions:

A. OVERSIGHT OF INDEPENDENT AUDITORS

    In the course of its oversight of the independent auditors as provided in this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

    1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

    2. The Committee shall:

       a) Receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independent Standards Board Standard No. 1;

       b) Discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity;

      c) Recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence;

      d) Review with the management the fees paid to the independent auditors for all services provided by such firm;

      e) Review with the independent auditors the proposed scope for their annual audit of the financial statements; and

      f) Review with the independent auditors the results of their annual audit including their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

B. OVERSIGHT OF INTERNAL AUDITORS

    The Committee shall review and discuss with management and the internal auditors:

    1. Organization of the internal audit department, the adequacy of its resources and the competence of the internal audit staff.

    2. The audit risk assessment process and the proposed scope of the internal audit department's workplan for the upcoming year and the coordination of that scope with the independent auditors.

    3. Results of the internal auditors' examinations including management improprieties and corrective actions.

C. OVERSIGHT OF THE COMPANY'S FINANCIAL REPORTING PROCESS

    1. AUDITED FINANCIAL STATEMENTS. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ('SAS'). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

    2. INTERIM FINANCIAL STATEMENTS. If any problems are raised by the independent auditors relating to the quality of financial reporting covering the Company's interim financial results to be included in its quarterly reports on Form 10-Q, then the Committee, through its Chairman or the Committee as a whole, will review such matters with management and the independent auditors, prior to the filing of the Form 10-Q.

    3. FINANCIAL REPORTING PRACTICES. The Committee shall review and discuss with management:

       a) Changes in the Company's accounting policies and practices and the effect of changes in accounting standards that may materially affect the Company's financial reporting practices.

       b) Significant judgments that may affect the Company's financial results, including the nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

    4. COMPLIANCE OVERSIGHT. The Committee shall review and monitor, as appropriate, significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

D. OVERSIGHT OF THE COMPANY'S FINANCIAL MANAGEMENT

    The Committee is responsible for reviewing and reporting to the full Board on the Company's management of its financial resources and related judgments including:

    1. Management's dividend recommendations;

    2. Financing and capital structure plans in light of current and projected cash positions, proposals for significant new debt or equity issuance or changes in treasury stock;

    3. The nature of any unusual or significant commitments or contingent liabilities including the Company's plans to manage foreign currency exposure, financing of non-U.S. operations, insurance and asset risk management and hedging strategies; and

    4. The review and recommendation of the chief executive officer approval authority for capital expenditures and the review of the actual versus projected capital investment performance of the Company on Board-approved projects.

E. COMMITTEE PROCEDURES

    The following principles shall govern the Committee and its meetings:

    1. The adequacy of this Charter shall be reviewed annually. The Committee will recommend to the full Board any modifications which the Committee deems appropriate for approval;

    2. The Committee Charter will be published in the Company's proxy statement at least once every three years;

    3. The Committee will issue an annual report to the full Board identifying actions and key findings for the preceding twelve-month period. Additionally, it will issue an Annual Report to be included in the Company's proxy statement;

    4. An annual self-evaluation of performance will be conducted by the Committee;

    5. The Committee will meet privately at least once per year with both the external and internal auditors; and

    6. The Committee will meet at least four times per year.

                           [INTERNATIONAL LOGO PAPER]

                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921







              Printed on Hammermill Papers, Accent Opaque 50 lbs.
            Hammermill Papers is a division of International Paper.

                                   APPENDIX 1


                           [INTERNATIONAL LOGO PAPER]





- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                          INTERNATIONAL PAPER COMPANY

          SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
             ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 8, 2001

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND THE TRUSTEES OF THE PLANS LISTED BELOW FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001 AND AT ANY ADJOURNMENT THEREOF.

You are receiving this proxy/voting instruction card because you are a participant in one or more of the plans listed below and/or a registered shareholder. If you are a registered shareholder, by signing this proxy/voting instruction card you are appointing John T. Dillon and C. Wesley Smith, jointly or individually, as proxies with power of substitution to vote all shares you are entitled to vote at the Annual Meeting of Shareholders on May 8, 2001, and any adjournment thereof. This proxy will be voted FOR Item 1, the election of Class I Directors, and FOR Item 2, ratification of appointment of Arthur Andersen LLP as independent auditors, unless otherwise directed and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are a participant in one or more plans, by signing this proxy/voting instruction card you are instructing your Trustee to vote your shares of common stock in accordance with your voting instructions and the terms of the plan(s). If you are a participant in one or more of the plans and you do not provide voting instructions, the Trustee(s) will act in accordance with the plan(s). The Trustee under each of the plans listed below has authorized Automatic Data Processing as an agent to tally the votes. Any shares held by the Trustee(s) for which it has not received voting instructions by May 3, 2001, will be voted by the Trustee(s), in accordance with the terms of the plan(s).

International Paper Salaried Savings Plan                          Union Camp Corporation Franklin Employee Investment Plan
International Paper Retirement Savings Plan                        Union Camp Corporation Employee Investment Plan
International Paper Hourly Savings Plan                            Union Camp Corporation Savannah Employee Investment Plan
Champion International Savings Plan for Salaried Employees #077    Puerto Rico Container Company Employees' Savings Plan
Champion International Savings Plan for Hourly Employees #158      Union Camp Corporation Prattville Employees Investment Plan
Union Camp Corporation Employees Savings & Investment Plan         Bush Boake Allen Inc. Savings & Investment Plan

The proxies are instructed as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.

[INTERNATIONAL LOGO PAPER]

INTERNATIONAL PAPER COMPANY
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form. Plan participants must provide voting instructions on or before May 3, 2001.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you. Plan participants must provide voting instructions on or before May 3, 2001.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Paper Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you or your proxy are planning to attend the annual shareholders meeting on May 8, 2001, please check the box in the space indicated on the proxy card below, or so indicate when you vote by Internet, and an admittance card will be held for you at the meeting.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                   PAPER1     KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             DETACH AND RETURN THIS PORTION ONLY

    THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL PAPER COMPANY

The Board of Directors recommends a vote "FOR"
Item 1 - Election of the following Nominees as Directors:

Class I (3-year term)            For  Withhold  For All     To withhold authority to vote, mark "For All Except"
01) John T. Dillon               All     All     Except     and write the nominee's number(s) on the line below.
02) James A. Henderson
03) Robert D. Kennedy            [ ]     [ ]      [ ]       ------------------------------------------------------
04) W. Craig McClelland

                                                                                            For   Against   Abstain
The Board of Directors recommends a vote "FOR"
Item 2 - Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors  [ ]     [ ]       [ ]

This proxy/voting instruction card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy/voting instruction card will be voted for election of the Board of Directors' nominees and for the ratification of the appointment of auditors, or if you are a participant in one or more of the plans shown on the reverse side of this proxy/voting instruction card, as may otherwise be provided in the plan(s).

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

If you or your proxy are planning to attend the Annual Meeting of
Shareholders on May 8, 2001, please check the box and an             [ ]
admittance card will be held for you at the meeting.

-----------------------------------------------       --------------------------------------
Signature [PLEASE SIGN WITHIN BOX]     Date           Signature (Joint Owners)     Date